Exhibit 27-(h)(9)(c): Amendment to Participation Agreement by and among ReliaStar Life Insurance Company, ING Variable Products Trust and ING Funds Distributor, LLC.

AMENDMENT TO PARTICIPATION AGREEMENT

    THIS AGREEMENT is made by and among ReliaStar Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Minnesota, ING Variable Products Trust (the "Trust"), an open-end management investment company and business trust organized under the laws of the Common Wealth of Massachusetts, and ING Funds Distributor, LLC (the "Distributor" (formerly known as ING Funds Distributor, Inc.)), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

WHEREAS, the Parties executed a Participation Agreement dated May 1, 2002 (the "Participation Agreement").

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

Executed this 22nd day of September 2003.

RELIASTAR LIFE INSURANCE COMPANY

By:	/s/ Lawrence D. Taylor
Name:	Lawrence D. Taylor
Title:	Vice President and Actuary

ING VARIABLE PRODUCTS TRUST

By:	/s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive Vice President

ING FUNDS DISTRIBUTOR, LLC

By:	/s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive Vice President

Schedule A

Contracts and Separate Accounts

Separate Accounts	Contracts
ReliaStar Select Variable Account	Select Life II Flexible Premium Variable Life Insurance Policy
ReliaStar Select*Life Variable Account	Select Life III Flexible Premium Variable Life Insurance Policy
Flex Design Flexible Premium Variable Life Insurance Policy
Variable Accumulation Design Survivorship Variable Universal Life Insurance Policy
Variable Estate Design Survivorship Variable Universal Life Insurance Policy
ING Protector Elite Variable Universal Life Insurance Policy
ING Investor Elite Variable Universal Life Insurance Policy